                                   FORM 8-K/A

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): SEPTEMBER 10, 1998 (JULY 1,
1998)

                              OUTDOOR SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                     1-13275                   86-0736400
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)


2502 NORTH BLACK CANYON HIGHWAY, PHOENIX, ARIZONA                   85009
    (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code      (602) 246-9569


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

      In the Current Report on Form 8-K filed on July 16, 1998 (the "Form 8-K"), the Registrant reported that pursuant to an Asset Purchase and Assignment Agreement, dated June 4, 1998, among the Registrant, Vendor, S.A. de C.V. ("Vendor") and the several other parties thereto, the Registrant had completed the acquisition of substantially all of the assets of Vendor, the outdoor advertising subsidiary of Televisa, S.A. de C.V., the leading diversified media company in Mexico. Additionally, the Registrant reported that pursuant to the Asset Purchase and Assignment Agreement, dated June 4, 1998, between the Registrant, Multimedios Estrellas de Oro, S.A. de C.V., MM Billboard, S.A. de C.V. ("MM Billboard") and the several other parties thereto, the Registrant had completed the acquisition of substantially all of the outdoor advertising business conducted by MM Billboard, an outdoor advertising company in northern Mexico. The Form 8-K did not include the Consolidated Condensed Financial Data required by Item 7(a) or the Pro Forma Consolidated Condensed Financial Data required by Item 7(b). This Form 8-K/A amends Item 7 of the Form 8-K by including the financial information referred to below.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

   (a)  Financial Statements of Businesses Acquired.

                         [PRICEWATERHOUSECOOPERS LOGO]

To the Board of Directors of Outdoors Systems, Inc.:


We have audited the combined balance sheet of Vendor, S. A. de C. V. and MM Billboard, S. A. de C. V., as of December 31, 1997, and the related combined statements of income, changes in net assets and changes in financial position for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards in Mexico, which are substantially the same as those in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


a. As mentioned in Note 4(d), at December 31, 1997, the Company changed its policy of recognizing their inventories from expensing them when purchased to recognizing them as inventories. This change was made to better match the use of those inventory items, with their related revenues.


b. As mentioned in Note 4 (e) to the combined financial statements, beginning in 1997 the Company adopted the Fifth Amendment to Bulletin B-10 (modified) issued by the Mexican Institute of Public Accountants for the recognition of the effects of inflation on property, plant and equipment and their corresponding accumulated depreciation and annual depreciation.


c. As discussed in Note 4(k) to the combined financial statements, as of January 1, 1997, the Company adopted the provisions of Circular 50, issued by the Mexican Institute of Public Accountants, for determining its seniority premium plan.


In our opinion, the aforementioned combined financial statements present fairly, in all material respects, the combined financial position of Vendor, S. A. de C.
V. and MM Billboard, S. A. de C. V., at December 31, 1997, and the combined results of their operations, changes in net assets and changes in financial position for the year then ended, in conformity with accounting principles generally accepted in Mexico.

Generally accepted accounting principles in Mexico vary in certain significant respects from generally accepted accounting principles in the United States. In our opinion, based on our audit, the application of generally accepted accounting principles in the United States would have affected the determination of the combined results of operations for the year ended December 31, 1997 and the total changes in net assets at December 31, 1997 to the extent summarized in note 15 to the combined financial statements.



                                               PricewaterhouseCoopers



                                              /s/ Manuel Garcia Brana
                                              -----------------------
                                               Manuel Garcia Brana
                                               Public Accountant




Mexico City,  Mexico
May 14, 1998
(except for notes 14 and 15
to the combined financial
statements, for which the
date is August 11, 1998)

             VENDOR, S. A. DE C. V. AND MM BILLBOARD, S. A. DE C. V.


                             COMBINED BALANCE SHEET

                      FOR THE YEAR ENDED DECEMBER 31, 1997

             (Mexican pesos of purchasing power as of December 1997)


                             (Notes 1, 2, 3 and 4)




                                     ASSETS
Current:
    Cash and cash equivalents                                                   Ps.   7,423,545
    Intercompany receivable (Notes 5 and 7)                                          27,746,331
    Trade accounts receivable (net of allowance for doubtful accounts of
    Ps.3,999,608)                                                                    12,558,381
    Taxes recoverable                                                                 6,514,937
    Other accounts receivable                                                         2,452,004
    Inventory (Note 4d)                                                               5,207,050
    Prepaid rents                                                                    11,754,699
                                                                                    -----------
    Total current assets                                                             73,656,947

Property, plant and equipment, net (Note 6)                                          93,541,978

Other assets                                                                          1,632,030
                                                                                    -----------
    Total assets                                                                Ps. 168,830,955
                                                                                    -----------


                                   LIABILITIES

Current:
    Trade accounts payable                                                      Ps.   9,670,212
    Taxes payable                                                                    20,404,878
    Accounts payable and accrued expenses                                             5,428,585
    Customer deposits (Note 7)                                                        8,521,291
                                                                                    -----------
    Total current liabilities                                                        44,024,966


Seniority premium obligations (Note 8)                                                  712,553

Contingencies and commitments (Note 9)                                                       --
                                                                                    -----------
    Total liabilities                                                                44,737,519
                                                                                    -----------
    Total net assets (Note 10)                                                  Ps. 124,093,436
                                                                                    ===========



              The accompanying notes are an integral part of these
                         combined financial statements.

             VENDOR, S. A. DE C. V. AND MM BILLBOARD, S. A. DE C. V.


                          COMBINED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1997

           (Mexican pesos of purchasing power as of December 31, 1997)


                             (Notes 1, 2, 3 and 4)


Revenues                                                                        Ps. 305,781,183

Cost of sales (Note 5)                                                              (81,747,941)
                                                                                   ------------
     Gross profit                                                                   224,033,242
                                                                                   ------------
Operating expenses:
  Selling                                                                           (50,222,368)
  Administrative                                                                    (62,220,064)
  Depreciation and amortization                                                      (7,934,190)
                                                                                   ------------
     Total operating expenses                                                      (120,376,622)
                                                                                   ------------
     Operating profit                                                               103,656,620

Integral cost of financing:
  Interest expense                                                                     (205,826)
  Interest income (Note 5)                                                           19,315,133
  Foreign exchange gain, net                                                                955
  Loss from monetary position                                                        (4,109,337)
                                                                                   ------------
                                                                                     15,000,925
                                                                                   ------------
Indemnity payments                                                                   (5,116,211)
Other expenses, net                                                                  (4,887,006)
                                                                                   ------------
     Income before provision for income tax and employee profit sharing             108,654,328

Provision for:
  Income tax (Note 11)                                                              (30,811,971)
  Employee profit sharing                                                            (3,008,679)
                                                                                   ------------
     Net income                                                                 Ps.  74,833,678
                                                                                   ============



              The accompanying notes are an integral part of these
                         combined financial statements.

             VENDOR, S. A. DE C. V. AND MM BILLBOARD, S. A. DE C. V.

                        COMBINED STATEMENT OF NET ASSETS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

             (Mexican pesos of purchasing power as of December 1997)

                             (Notes 1, 2, 3 and 4)

                                                                                                              Accumulated
                                                         Capital                                              gain or loss
                                                          stock              Legal           Retained         on monetary
                                                          (Note 10)          reserve          earnings         position
                                                      -------------       -------------   --------------   -----------------

Balances at December 31, 1996                         Ps.39,943,297       Ps.4,821,174     Ps.12,966,469    Ps.(47,383,902)

Appropriation of prior year's profit according
to the Ordinary Stockholders' Meeting of
April 2, 1997                                                                3,028,756        57,546,364

Dividend payment declared at the rate of
Ps. 361.607 per share (includes restatement
of Ps. 1,689,413), in accordance with the
resolution of the Ordinary Stockholders'
Meeting of October 16, 1997                                                                  (52,323,413)

Gain or loss from holding nonmonetary
assets for the year

Net income

                                                      -------------       ------------     -------------    --------------
Balances at December 31, 1997                         Ps.39,943,297       Ps.7,849,930     Ps.18,189,420    Ps.(47,383,902)
                                                      -------------       ------------     -------------    --------------
MM Billboard, S. A. de C. V. carve-out
net liabilities




                                                           Gain or
                                                          loss from
                                                         holding non
                                                        monetary assets       Net income        Net assets
                                                       ----------------    --------------    --------------

Balances at December 31, 1996                            Ps.35,563,418      Ps.60,575,120    Ps.106,485,576

Appropriation of prior year's profit according
to the Ordinary Stockholders' Meeting of
April 2, 1997                                                                 (60,575,120)            --

Dividend payment declared at the rate of
Ps. 361.607 per share (includes restatement
of Ps. 1,689,413), in accordance with the
resolution of the Ordinary Stockholders'
Meeting of October 16, 1997                                                                     (52,323,413)

Gain or loss from holding nonmonetary
assets for the year                                         (1,099,144)                          (1,099,144)

Net income                                                                     72,833,255        72,833,255

                                                         -------------      -------------    --------------
Balances at December 31, 1997                            Ps.34,464,274      Ps.72,833,255    Ps.125,896,274
                                                         -------------      -------------    --------------

MM Billboard, S. A. de C. V. carve-out
net liabilities                                                                                  (1,802,838)
                                                                                             --------------

Net assets                                                                                   Ps.124,093,436
                                                                                             ==============

              The accompanying notes are an integral part of these
                         combined financial statements.

             VENDOR, S. A. DE C. V. AND MM BILLBOARD, S. A. DE C. V.


               COMBINED STATEMENT OF CHANGES IN FINANCIAL POSITION

                      FOR THE YEAR ENDED DECEMBER 31, 1997

           (Mexican pesos of purchasing power as of December 31, 1997)


                             (Notes 1, 2, 3 and 4)



Funds provided by operations:
    Net income                                                         Ps.74,833,678
Items applied to income not requiring the use of funds:
    Depreciation and amortization                                          7,934,190
    Seniority premium costs                                                  155,114
                                                                       -------------
                                                                          82,922,982

Changes in operating assets and liabilities
Decrease (increase) in:
    Trade accounts receivable                                              2,550,149
    Other accounts receivable                                                201,231
    Inventory                                                             (5,207,050)
    Prepaid expenses                                                      (2,098,572)
    Other assets                                                            (419,816)
Increase (decrease) in:
    Trade accounts payable                                                   631,595
    Taxes payable                                                          4,907,063
    Accounts payable and accrued expenses                                  1,894,617
    Customer deposits                                                      1,991,645
    Others                                                                  (143,619)
                                                                       -------------
    Total funds provided by operating activities                          87,230,225
                                                                       -------------

Funds used in financing activities:
    Current accounts with affiliated companies                           (28,170,269)
    Dividends paid                                                       (52,323,413)
                                                                       -------------
    Funds used in financing activities                                   (80,493,682)
                                                                       -------------

Funds used in investing activities:
    Acquisition of property plant and equipment, net                      (4,249,127)
                                                                       -------------
    Funds used in investing activities                                    (4,249,127)
                                                                       -------------

Net increase in cash and cash equivalents                                  2,487,416
Cash and cash equivalents at beginning of year                             4,936,129
                                                                       -------------
Cash and cash equivalents at end of year                               Ps. 7,423,545
                                                                       =============

              The accompanying notes are an integral part of these
                         combined financial statements.

             VENDOR, S. A. DE C. V. AND MM BILLBOARD, S. A. DE C. V.


                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

           (Mexican pesos in purchasing power as of December 31, 1997)


1.  COMPANY

The combined financial statements of Vendor, S. A. de C. V. ("Vendor") and MM Billboard, S. A. de C. V., include (i) the consolidated accounts of Vendor, S.
A. de C. V. and its wholly owned subsidiary, Servicios Administrativos America,
S. A. de C. V. ("SAA"), and (ii) the carve-out financial statements of MM Billboard, S. A. de C. V. (together the "Company"). These combined financial statements have been prepared pursuant to the Sale and Purchase Agreement by and among Outdoors Systems, Inc., Outdoor Systems Mexico, S. A. de C. V., Vendor, S.
A. de C. V., Multimedios Estrella de Oro, S. A. de C. V. and MM Billboard, S. A. de C. V. (see Note 14), for the inclusion in filings with the Securities and Exchange Commission ("SEC") in the United States of America, under Rule 3-05 of Regulation S-X.


2.  DESCRIPTION OF BUSINESS

The Company is principally engaged in providing billboard advertising services, as well as producing and maintaining such billboards.


3.  BASIS OF PRESENTATION OF THE CARVE-OUT FINANCIAL STATEMENTS
     OF MM BILLBOARD, S. A. DE C. V.

The carve-out financial statements of MM Billboard, S. A. de C. V. ("MM Billboard") include the assets and liabilities and results of operations related to the business that will be sold pursuant to the Sale and Purchase Agreement (see Note 14). Accordingly, the carve-out financial statements contain necessary allocations of assets, liabilities, revenues and expenses attributable to the business sold, as deemed reasonable by management to present the business sold on a stand alone basis.


4.  ACCOUNTING POLICIES

The principal accounting policies followed by the Company in the preparation on these combined financial statements are summarized below:

a)  Combined financial statements

The combined financial statements include the consolidated accounts of Vendor and the carve-out financial statements of MM Billboard. Material intercompany transactions are eliminated.

b)   Effects of inflation on the financial information

The Company recognizes the effects of inflation in the basic financial statements, in accordance with the guidelines provided for in Bulletin B-10 and its amendments, issued by the Mexican Institute of Public Accountants. The basic combined financial statements are stated in Mexican pesos of purchasing power as of December 31, 1997.

c)  Foreign currency translation

Assets and liabilities denominated in foreign currencies are translated at the prevailing exchange rate at the balance sheet date. Exchange rate differences are recognized in income and are part of the integral cost of financing.

d)  Inventory

Effective December 31, 1997, the Company changed its policy of recognizing their inventories from expensing them when purchased to recognizing them as inventories.

Inventories are recorded at historical cost and are restated for inflation by applying factors derived from the National Consumer Price Index, published by Banco de Mexico ("NCPI"). At December 31, 1997, these inventory items are valued at the lesser of restated cost or net realizable value.

e)  Valuation of property, plant and equipment

Property, plant and equipment are recorded at acquisition cost.

Through December 31, 1996, property, plant and equipment were stated at net replacement cost. Net replacement cost were determined from appraisals performed by independent appraisers registered with the Comision Nacional Bancaria y de Valores (the Mexican National Banking and Securities Commission).

Effective January 1, 1997, property, plant and equipment is restated using the NCPI, except for equipment of foreign origin, which is restated by an index which reflects the inflation of the country of origin and the exchange rate of the Mexican peso against the currency of that country as of the balance sheet date ("Specific Index").

Electronic billboards are capitalized as part of property, plant and equipment.

f)  Depreciation and amortization

As of December 31, 1997, property, plant and equipment is depreciated using the straight-line method, based on the useful life of the assets, over monthly balances restated using the NCPI. Leasehold improvements are amortized based on the straight-line method at an annual rate of 5%.

g)  Customer deposits

Deposits made by customers for future advertising services provide that customers receive advertising services for renting spaces (normally over the following year) at prices that are fixed for the contract period and on terms that are substantially more favorable than those received by customers in general.

Deposits made by customers for future advertising are recognized as income at the time the advertising services are rendered. For tax purposes, these deposits have the same treatment, except for deposits received to be applied to advertisement production and maintenance, which are applied to income when received.

Deposits made by customers are considered to be non-monetary items and are restated to recognize the effects of inflation, using the NCPI.

h)  Cost of manufacturing non electronic billboards

Cost of manufacturing non electronic billboards that are used in advertising spaces are charged to income in the year in which they are disbursed.

i)  Prepaid expenses

Prepaid rents for sites where advertising spaces are located are charged to income when incurred based on the contract period.

j) Deferred Income taxes and deferred employees' profit sharing

Deferred income taxes and deferred employees' profit sharing are determined the partial liability method of accounting, under which deferred income taxes and deferred employees' profit sharing are provided for identifiable, non-recurring temporary differences (i.e., those that are expected to reverse over a definite period of time) at rates expected to be in effect at the time those temporary differences reverse. The recognition of deferred tax assets is subject to "practical absolute assurance" that they are realizable through future operations, which cannot be presumed to exist in the long-term.

k)  Employee benefits

The Company established a seniority premium plan for all of its personnel. The liability for and the contribution to this fund are determined by an independent actuary using the projected unit credit method.

As of 1997, costs, assets, and liabilities derived from labor obligations at retirement are determined by using real interest rates in the actuarial valuation. They are considered non-monetary items, as provided for in Circular 50, issued by the Mexican Institute of Public Accountants.

Payments for seniority premiums are charged to the related liability at the time they are made.

Indemnities to dismissed personnel are charged to income in the year in which they are incurred.

Vacation premiums are expensed at the time they are earned.

l)  Integral cost of financing

Interest income and interest expense, exchange gains or losses from translating monetary assets and liabilities denominated in foreign currency and the gain or loss from monetary position, which represents the effects of inflation on monetary assets and liabilities, are part of the integral cost of financing. Holding monetary assets produces a loss; holding monetary liabilities, a gain.

m)  Net assets

Net assets include the effect of restatement determined by applying the NCPI factor to the applicable year. It represents the reserve required to maintain owners' contributions and retained earnings in terms of constant purchasing power.

n)  Insufficiency in the restatement

This caption shows the degree to which the Company's Management has successfully retained the purchasing power of its owners. The components of this caption are as follows:

- Accumulated gain or loss on monetary position: This represents the effect of inflation on monetary assets and liabilities. This gain or loss was determined in the first restatement of the financial statements. In the following years, it was restated to pesos of purchasing power of the last financial statements.

- Gain or loss from holding non monetary assets: As of December 31, 1997, this represents the net difference between specific indexation applied to certain fixed assets of foreign origin against restatement by the index method.

o)  Other accounts

Other captions in the balance sheet (monetary items) are presented in current currency. The accounts in the statement of income are considered at pesos of purchasing power as of December 1997.

5.  CURRENT ACCOUNT WITH AFFILIATED COMPANIES

Current account with affiliated companies is as follows:

Accounts receivable-
Televisa, S. A. de C. V.                                  Ps.  76,361,958
Multimedios Estrella de Oro, S. A. de C. V.                     2,372,046
Other, net                                                        860,885
                                                               ----------
                                                               79,594,889
Accounts payable-
Televisa, S. A. de C. V.                                      (51,848,558)
                                                               ---------
Net balance receivable                                     Ps. 27,746,331
                                                               =========

The statement of income includes the following affiliated company transactions:

                                                        Income from                  Cost
                                                        rental of spaces        of sales and
                                                        and other               other operating     Interest
                                                        income                     expenses          income
                                                        ------                     --------          ------
Televisa, S. A. de C. V.                            Ps.  -                      Ps.57,181,799     Ps.18,902,911
Sistema Radiopolis, S. A. de C. V.                       -                             13,167              -
Televimex, S. A. de C. V.                                     6,720                      -                 -
                                                        -----------                ----------        ----------
                                                    Ps.       6,720             Ps.57,194,966     Ps.18,902,911
                                                        ===========                ==========        ==========


6.  PROPERTY, PLANT AND EQUIPMENT

The components of this caption are as follows:

Land                                                 Ps. 35,831,498
Buildings and construction                               26,906,398
Electronic advertisements                                41,828,712
Furniture and fixtures                                   13,443,807
Transportation equipment                                 15,067,202
Computer equipment                                        6,031,466
                                                        -----------
Subtotal                                                139,109,083

Accumulated depreciation                                (45,819,189)
                                                        -----------
                                                         93,289,894
Advances to suppliers                                       252,084
                                                        -----------
                                                     Ps. 93,541,978
                                                        ===========

The depreciation rates used by the Company are as follows:

                                                                                             %
                                                                                             -
Buildings                                                                                    2-5
Electronic billboards                                                                       9-10
Furniture and fixtures                                                                      5-10
Transportation equipment                                                                   12-25
Computers equipment and software                                                           10-30

Depreciation expense amounted to Ps. 7,903,788 for the year ended December 31, 1997.


7.  CUSTOMER DEPOSITS

During 1997, the Company entered into agreements with its principal customers whereby the Company received deposits in exchange for future advertising services in the amount of Ps. 285,372,325.

A portion of the deposits referred to above are received by Televisa, S. A. de
C. V. in its capacity as a depositary. The deposits are delivered to the Company as the stipulated consideration becomes payable for renting space and as the applicable services are rendered.

The agreements for the advertising services to be rendered provide for sustaining the rates in effect in the year in which the deposit is received and during the duration of the agreement.


8.  SENIORITY PREMIUM PLAN

Seniority premium amounts are actuarially determined in accordance with Bulletin D-3 and, effective January 1, 1997, under the provisions of circular 50 (See
Note 4 k). Under circular 50, the actuarial calculations are determined using real assumptions (net of inflation) and attributing the present value of all future expected benefits proportionately over each year from date of hire to age 65 using a 4% discount rate, 2% salary scale, and 5% return on assets rate. Prior to Circular 50, the Company utilized nominal rates (a 10% discount rate, 8% salary scale and 11% return on assets rate in 1996).

The net cost of the year for this obligation amounted to Ps. 155,114.


The seniority premium plan liability as of December 31, 1997 is as follows:

Obligations for current benefits                                       Ps.  1,071,335
Additional amount for projected benefits                                       91,039
                                                                            ---------
Obligations for projected benefits                                          1,162,374
Less, plan assets                                                             361,822
                                                                            ---------
Projected benefit obligation in excess of plan assets                         800,552
Items to be amortized over a 17-year period:
Prior service cost                                                           (296,136)
Other adjustments and changes                                                 208,137
                                                                            ---------

Net projected liability and accrued liability                          Ps.    712,553
                                                                            =========

 9.  CONTINGENCIES AND COMMITMENTS

Contingent liabilities:

The Company has not determined the maximum liability for indemnity obligations to be paid to personnel who could be dismissed in the future, under provisions of the Mexican Federal Labor Law.

Contingent assets:

The company retains the right, unquantified, to the materials recovered at the end of the leasing operation of the sites where the advertisement spaces are installed.

Leases commitments:

The company leases land and property under operating leases with various terms expiring at various dates. At December 31, 1997, minimum annual rentals under all operating leases for the next five years are as follows:

1998                                                        Ps. 1,106,215
1999                                                              687,165
2000                                                              326,654
2001                                                              192,974
2002                                                               88,749
2003 and thereafter                                                17,750

The lease agreements are revised annually by the inflation.

For the year ended December 31, 1997, rent expense under operating leases amounted to Ps.30,821,511.


10.  NET ASSETS

Net assets are comprised of the following:

                                                                          Number
                                                                          of            Par
                                                                          shares        Value            Amount
                                                                          ------        -----            ------
Vendor, S. A. de C. V.:
  Fixed capital, without retirement rights, represented by Series
  A shares                                                                    500      Ps. .10      Ps.         50
  Variable capital, represented by Series B shares                        139,500      Ps. .10      Ps.     13,950
                                                                          -------                   --------------
                                                                          140,000                   Ps.     14,000
                                                                          =======
Excess from restatement                                                                                 39,929,297
                                                                                                    --------------
Total capital                                                                                           39,943,297

Legal reserve                                                                                            7,849,930
Retained earnings                                                                                       18,189,420
Accumulated gain or loss on monetary position                                                          (47,383,902)
Gain or loss from holding non monetary assets                                                           34,464,274
Net income                                                                                              72,833,255
                                                                                                    --------------
Total Vendor, S. A. de C.V. stockholders' equity                                                       125,896,274

MM Billboard, S. A. de C.V. net liabilities                                                             (1,802,838)
                                                                                                    --------------
Total net assets                                                                                    Ps.124,093,436
                                                                                                    ==============

With respect to Vendor, net income for the year is subject to a restriction of 5% to increase the legal reserve until this reserve equals 20% of the capital stock and other retentions that could be resolved by the stockholders at Stockholders' Meetings.

For income tax purposes, dividends paid in cash or in assets will be subject to a withholding, depending on the origin thereof, as shown below:

                  Adjusted net taxable income                       0%
                  Other                                            34%

As of December 31, 1997, cumulative earnings that have been subject to income tax and can be distributed by the Vendor free of Mexican withholding tax were approximately Ps. 31,875,471.

At the General Ordinary Stockholders' Meeting of Vendor held on October 16, 1997, the stockholders resolved to pay dividends at a rate of Ps. 361.6071 per share, amounting to Ps. 50,625,000.


11.  PROVISIONS FOR INCOME TAX

The following items represent the principal differences between Vendor's income tax calculated at the effective tax rate and statutory tax rate:


Income tax at the effective tax rate                            Ps. 35,800,422
Depreciation                                                           604,592
Effects of inflation                                                  (907,063)
Non-deductible expenses                                              3,840,136
Interest earned                                                     (6,139,879)
Other items                                                         (4,313,982)
                                                               ---------------
Income tax at the statutory tax rate                            Ps. 28,884,226
Restatement to pesos of 1997 year-end                                  927,745
                                                               ---------------
Income tax according to the statement of income                 Ps. 29,811,971
                                                               ===============


12.  FOREIGN CURRENCY POSITION

As of December 31, 1997, the Company has no foreign currency denominated assets or liabilities; it only has non-monetary assets, which are purchased in the United States of the America, with an aggregate net replacement value of US $5,192,243 (equivalent to Ps.41,828,712).


13.  FINANCIAL INSTRUMENTS

a) Value of financial instruments- The reported amounts such as cash and temporary investments, accounts receivable, accrued liabilities, and other payables approximate fair value due to their short-term maturities.

b) Concentration of risk- Financial instruments that are potentially subject to an excessive concentration of risk are principally cash and temporary investments, and trade accounts receivable.

The Company invests excess cash in a large institution. The concentration of credit risk with regard to its trade accounts receivable is limited, since advertisement services are rendered to a large number of well-established customers in different locations in Mexico.


14.  SUBSEQUENT EVENTS

On July 1, 1998, pursuant to an Asset Purchase Agreement between Vendor, S. A. de C. V. (the "Seller"), and Outdoor Systems Mexico, S. A. de C. V. (the "Buyer"), the Seller sold to the Buyer the assets, and the liabilities related to providing advertising services for renting space, including intangible rights and 49,997 shares of SSA, in exchange for consideration totaling US$216,000,000.


On July 1, 1998, pursuant to an Asset Purchase Agreement between Multimedios Estrella de Oro, S. A. de C. V. (Multimedios) and the Buyer, Multimedios sold to the Buyer the assets and transferred the employees of MM Billboard and assumed MM Billboard's liabilities related to providing advertising services for renting space, in exchange for consideration totaling US$22,500,000.


15.  DIFFERENCES BETWEEN MEXICAN GAAP AND U.S. GAAP

A summary of the significant differences between accounting principles followed by the Company and generally accepted accounting principles in the United States ("U.S. GAAP") are presented below.

The reconciliation to U.S. GAAP includes a reconciling item for the effect of applying the option provided by the Modified Fifth amendment for the restatement of equipment of non-Mexican origin because, as described below, this provision of inflation accounting under Mexican GAAP does not meet the consistent reporting currency requirement of regulation S-X of the Securities and Exchange Commission ("SEC"). The reconciliation to U.S. GAAP does not include the reversal of the other adjustments to the financial statements for the effects of the inflation required under Mexican GAAP Bulletin B-10, because the application on Bulletin B-10 represents a comprehensive measure of the effects of price level changes in the inflationary Mexican economy and, as such, is considered a more meaningful presentation than historical, cost-based financial reporting for both Mexican and U.S. accounting purposes.

The accompanying combined financial statements have been prepared in accordance with Mexican GAAP, which differ in certain respects from U.S. GAAP. The principal differences between Mexican GAAP and U.S. GAAP are reconciled as follows:

Income for the year reported under Mexican GAAP                                  Ps.  74,833,678
U.S. GAAP adjustments:
Deferred income taxes and employees' profit sharing                                  (11,789,436)
Capitalization of Billboards                                                          19,028,817
Depreciation of capitalized Billboards                                               (17,336,046)
Net monetary effect on the U.S. GAAP adjustments                                      11,367,817
                                                                                ----------------
Total approximate U.S. GAAP adjustments, net                                           1,271,152
                                                                                ----------------
Income for the year under U.S. GAAP                                              Ps.  76,104,830
                                                                                ================
Equity is reconciled as follows:
Equity under Mexican GAAP                                                        Ps. 124,093,436
U.S. GAAP adjustments:
Deferred income taxes and employees' profit sharing                                  (84,103,793)
Capitalization of  Billboards                                                        275,558,251
Accumulated depreciation of capitalized Billboards                                   (76,058,300)
Equipment restatement                                                                  2,422,558
                                                                                ----------------
Total approximate U.S. GAAP adjustments, net                                         117,818,716
                                                                                ----------------
Equity under U.S. GAAP                                                           Ps. 241,912,152
                                                                                ================

I.  Explanation of reconciling items:

(a)  Deferred Income taxes and deferred employees' profit sharing

Under Mexican GAAP, deferred income taxes and deferred employees' profit sharing are determined using the partial liability method of accounting, under which deferred income taxes and deferred employees' profit sharing are provided for identifiable, non-recurring temporary differences (i.e., those that are expected to reverse over a definite period of time) at rates expected to be in effect at the time those temporary differences reverse. The recognition of deferred tax assets under Mexican GAAP is subject to "practical absolute assurance" that they are realizable through future operations, which cannot be presumed to exist in the long-term.

Under U.S. GAAP, Statement of Financial Accounting Standards No. 109 ("SFAS
109), "Accounting for Income Taxes", requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.


(b)  Capitalization of billboards

For Mexican GAAP, the cost of non-electronic billboards are expensed as incurred. For U.S. GAAP purposes, these costs are capitalized as property, plant and equipment and are depreciated over the useful life of those assets, using the straight-line method.

(c)  Equipment restatement

The company adopted the Modified Fifth Amendment effective January 1, 1997 which eliminated the use of the replacement costs for the restatement of property, plant and equipment and instead, included an option using a specific Index for the restatement of equipment of non-Mexican origin. The Company has elected to apply the Specific Index option for determining the restated balances under Mexican GAAP. Under Regulation S-X of the SEC, the restatement of the equipment of non-Mexican origin by the Specific Index under the provisions of the Modified Fifth Amendment is a derivation from the historical cost concept and also does not reflect a replacement cost value as previously determined by independent appraisers and as required by Mexican GAAP prior to the adoption of the Modified Fifth Amendment. Had the Company restated equipment of non Mexican origin by the NCPI, there would be no differences with the criteria as established by the SEC's staff. The U.S. GAAP net income and stockholders' equity reconciliations reflect adjustments to restate equipment of non-Mexican origin by the NCPI and recalculate the depreciation expense of this basis. The effect was to increase net assets by Ps 2,422,558.


II.  Additional Disclosure Requirement

Cash Flow Information

Under Mexican GAAP, the Company presents a statement of changes in financial position. In contrast to the statement of cash flows required by U.S. GAAP, the Company's statement of changes in financial position does not include certain information relating to the major categories of sources and uses of funds: funds from operating, financing and investing activities.

Under U.S. GAAP the following information would be disclosed separately in reconciling income for the year to funds provided by operations: the provision for doubtful accounts and gains on sales of property, plant and equipment. Additionally, under U.S. GAAP the specific indexation effect applied to certain fixed assets of foreign origin would not be presented in arriving at funds from investing activities and proceeds received from sales of property, plant and equipment would be presented as funds provided by investing activities.

The following schedule presents a SFAS 95 cash flows provided by (used in) operating, financing and investing activities for the year ended December 31, 1997, excluding the effects of inflation as prescribed by the Bulletin B-10. Such information has been prepared on a nominal Mexican peso.

Funds provided by operations:
  Net income                                                                       Ps  74,833,678
Items applied to income not requiring the use of funds:
  Depreciation and amortization                                                         7,934,190
  Seniority premium costs                                                                 155,114
  Gain or loss from monetary position (inflation adjustment)                              757,413
  Net gain from sale of property, plant and equipment                                    (243,508)
  Provision for doubtful accounts                                                         418,731
                                                                                   --------------
                                                                                   Ps  83,855,618

Changes in operating assets and liabilities Decrease (increase) in:
  Trade accounts receivable                                                             2,097,997
  Other accounts receivable                                                            (2,381,331)
  Inventory                                                                            (5,207,050)
  Other assets                                                                          6,755,460
Increase (decrease) in:
  Intercompany accounts payable                                                        13,992,337
  Trade accounts payable                                                                  631,595
  Trade payable                                                                         4,907,063
  Accounts payable and accrued expenses                                                 5,013,983
  Customer deposits                                                                     1,991,645
  Others                                                                                 (143,619)
                                                                                  ---------------
     Total funds provided by operating activities                                  Ps 111,513,698
                                                                                  ---------------

Funds used in financing activities:
  Current accounts with affiliated companies                                          (52,642,848)
  Dividend paid                                                                       (50,386,384)
                                                                                  ---------------
     Funds used in financing activities                                           (Ps 103,029,232)
                                                                                  ---------------

Funds used in investing activities:
  Acquisition of property plant and equipment                                          (6,403,760)
  Proceeds from sale of property, plant and equipment                                     860,929
                                                                                  ---------------
      Funds used in investing activities                                           (Ps  5,542,831)
                                                                                  ---------------

Inflation effect on cash transactions                                              (Ps    454,219)
Net increase in cash and cash equivalents                                               2,487,416
Cash and cash equivalents at beginning of year                                          4,936,129
                                                                                  ---------------
Cash and cash equivalents at end of year                                            Ps  7,423,545
                                                                                  ===============

Additional cash flow information

Taxes paid                                       Ps. 21,275,303
Interest paid                                           198,370

Cash and cash equivalents

Cash and cash equivalents include all cash balances and highly liquid instruments purchased with an original maturity of three months or less.



                               - - - - - - - - - -

   (b)  Pro Forma Financial Information.

         On July 1, 1998, Outdoor Systems, Inc. (the "Company") acquired substantially all of the assets of Vendor, the outdoor advertising subsidiary of Televisa, S.A. de C.V., the leading diversified media company in Mexico, for a purchase price of US$216,000,000. In addition, on July 1, 1998, the Company acquired substantially all of the outdoor advertising business conducted by MM Billboard, an outdoor advertising company in northern Mexico, for a purchase price of US$21,875,000. The assets acquired by the Company upon the completion of these acquisitions ("Acquisitions") consisted of approximately 6,600 advertising displays in more than 20 of Mexico's largest metropolitan markets, including Mexico City, Monterrey and Guadalajara.

         The following unaudited condensed consolidated pro forma balance sheet as of December 31, 1997 has been prepared as if the Acquisitions had occurred on December 31, 1997. The unaudited condensed consolidated pro forma statement of operations combines the historical financial information of the Company and the businesses acquired in the Acquisitions for the year ended December 31, 1997 as if the Acquisitions had occurred on January 1, 1997.

         The detailed assumptions used to prepare the unaudited condensed consolidated pro forma financial information are contained in the notes to the unaudited condensed consolidated pro forma financial information. The unaudited condensed consolidated pro forma financial information reflects the use of the purchase method of accounting for the Acquisitions.

         Pro forma adjustments for the Acquisitions are based upon preliminary estimates, available information and certain assumptions that the management of the Company deems appropriate. Final adjustments may differ from the pro forma adjustments presented herein. The unaudited condensed consolidated pro forma information does not purport to represent the results of operations or the financial position of the Company that actually would have resulted had the Acquisitions occurred as of the dates indicated, nor should it be taken as indicative of the future results of the operations or future financial position of the Company. The unaudited condensed consolidated pro forma financial information should be read in conjunction with the notes to the unaudited condensed consolidated pro forma financial information, the separate historical financial statements and notes thereto of the Company and the separate historical combined financial statements and notes thereto of Vendor and MM Billboard which are contained elsewhere herein.

                     OUTDOOR SYSTEMS, INC. AND SUBSIDIARIES

            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                             AS OF DECEMBER 31, 1997
                             (Dollars in thousands)


                                                     ASSETS


                                                           Historical
                                                  -------------------------------            Pro forma
                                                                      Vendor and            Acquisitions            Total
                                                   Company           MM Billboard(1)        Adjustments           Pro forma
                                                  -----------        ------------          -------------         -----------
CURRENT ASSETS                                    $   176,901        $     9,298           $    (8,257)(2)       $   207,942
                                                                                                30,000(2)
PROPERTY AND EQUIPMENT-Net                          1,598,011             36,613               153,159(2)          1,787,783
OTHER ASSETS                                           13,565                241                41,184(2)             54,990
DEFERRED FINANCING COSTS-Net                           40,520                                                         40,520
GOODWILL-Net                                          400,160                                    9,568(2)            409,728
                                                  -----------        -----------           -----------           -----------

TOTAL                                             $ 2,229,157        $    46,152           $   225,654           $ 2,500,963
                                                  ===========        ===========           ===========           ===========



                                        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES                               $   115,672        $     5,697           $    13,332(2)        $   137,591
                                                                                                 2,890(2)
LONG-TERM DEBT                                      1,393,550                                  249,887(2)          1,643,437
OTHER LONG-TERM LIABILITIES                            24,464             10,478               (10,478)(2)            24,464
                                                  -----------        -----------           -----------           -----------

     Total liabilities                              1,533,686             16,175               255,631             1,805,492
                                                  -----------        -----------           -----------           -----------

NET ASSETS (LIABILITIES) TO BE
  ACQUIRED                                                                29,977               (29,977)(2)
                                                  -----------        -----------           -----------           -----------

COMMON STOCKHOLDERS' EQUITY
  Common stock                                          1,211                                                          1,211
  Additional paid-in capital                          709,730                                                        709,730
  Accumulated deficit                                  (9,837)                                                        (9,837)
  Treasury stock                                       (4,053)                                                        (4,053)
  Foreign currency translation adjustment              (1,580)                                                        (1,580)
                                                  -----------        -----------           -----------           -----------

     Total common stockholders' equity                695,471                                                        695,471
                                                  -----------        -----------           -----------           -----------

TOTAL                                             $ 2,229,157        $    46,152           $   225,654           $ 2,500,963
                                                  ===========        ===========           ===========           ===========

                     OUTDOOR SYSTEMS, INC. AND SUBSIDIARIES

            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                             AS OF DECEMBER 31, 1997
                             (Dollars in thousands)


 (1) The following schedule is presented to reconcile the Vendor and MM Billboard combined financial statements as of December 31, 1997, included elsewhere herein, to the historical amounts included on the pro forma financial statements. The adjustments are necessary to convert the combined financial statements, included elsewhere herein, from Mexican generally accepted accounting principles ("MX GAAP") to U.S. generally accepted accounting principles ("US GAAP") and from Mexican pesos ("Ps") to U.S. dollars ("$").

                                                                Adjustment to                         Divide by
                                                                  Convert to                         Conversion         Amount per
                                                  MX GAAP          US GAAP         US GAAP              Rate      (c)   Pro Forma
                                                 ---------      --------------    ----------         -----------        ----------
     ASSETS:
       CURRENT ASSETS                            Ps 73,657      Ps   1,381(a)     Ps  75,038             8.07             $ 9,298
       PROPERTY AND EQUIPMENT-Net                   93,542         275,558(b)        295,465             8.07              36,613
                                                                   (76,058)(b)
                                                                     2,423(b)
       OTHER ASSETS                                  1,632             314(a)          1,946             8.07                 241

     LIABILITIES:
       CURRENT LIABILITIES                          44,025           1,952(a)         45,977             8.07               5,697
       OTHER LONG-TERM LIABILITIES                     713          83,847(a)         84,560             8.07              10,478

         (a) Amount represents an adjustment to record the deferred income tax and deferred employee profit sharing asset/liability. See note 15 to the Vendor and MM Billboard combined financial statements.

         (b) Vendor and MM Billboard historically expensed the costs of constructing the billboard structures whereas the Company capitalizes such costs and depreciates them over the estimated useful life of the asset using the straight-line method. This adjustment conforms the Vendor and MM Billboard accounting policy to that of the Company. See note 15 to the Vendor and MM Billboard combined financial statements.

         (c) Represents the exchange rate at December 31, 1997 to convert from Mexican pesos to U.S. dollars.



(2) Entry records the acquisition financing that the Company used for the Acquisitions and the allocation of the purchase price:

                                                                                Debit
                                                                               (Credit)
                                                                               --------

Increase in Senior Credit Facility                                            $(249,887)

Change in assets and liabilities resulting from allocation of purchase price and the elimination of historical net assets (liabilities) of
     Acquisitions:
  Current assets                                                                 (8,257)
  Value added tax receivable                                                     30,000
  Property and equipment                                                        153,159
  Other assets                                                                   41,184
  Intangibles                                                                     9,568
  Current liabilities                                                           (13,332)
  Other long-term liabilities                                                    10,478
  Historical net liabilities of Acquisitions                                     29,977


Accrual for transaction costs incurred during the Acquisitions                   (2,890)

                     OUTDOOR SYSTEMS, INC. AND SUBSIDIARIES

       UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                 (Dollars in thousands, except per share data)



                                                             Historical
                                                 ----------------------------------          Pro forma
                                                                         Vendor and         Acquisitions               Total
                                                    Company            MM Billboard(1)      Adjustments              Pro forma
                                                 -------------        -------------        -------------           -------------
REVENUES:
  Outdoor advertising-net                        $     455,749        $      36,553        $                       $     492,302
  Lease, printing and other revenues                    15,255                                                            15,255
                                                 -------------        -------------        -------------           -------------

     Net revenues                                      471,004               36,553                                      507,557
                                                 -------------        -------------        -------------           -------------


OPERATING EXPENSES:
  Direct advertising                                   237,175               13,041                                      250,216
  General and administrative                            28,563                9,120                                       37,683
  Depreciation and amortization                         75,327                3,151               10,894(2)               89,691
                                                                                                     319(3)
                                                 -------------        -------------        -------------           -------------
                                                       341,065               25,312               11,213                 377,590
                                                 -------------        -------------        -------------           -------------

OPERATING INCOME                                       129,939               11,241              (11,213)                129,967
OTHER:
  Foreign currency translation loss (gain)               2,093                    0                                        2,093
  Interest income                                                            (2,267)                                      (2,267)
  Interest expense                                      87,150                   24               16,677(4)              103,851
                                                 -------------        -------------        -------------           -------------

INCOME BEFORE INCOME TAXES AND
  EXTRAORDINARY LOSS                                    40,696               13,484              (27,890)                 26,290
INCOME TAXES                                            18,485                5,224               (9,483)(5)              14,226
                                                 -------------        -------------        -------------           -------------

INCOME BEFORE EXTRAORDINARY LOSS                        22,211                8,260              (18,407)                 12,064
EXTRAORDINARY LOSS                                      (6,773)                                                           (6,773)
                                                 -------------        -------------        -------------           -------------

NET INCOME (Loss)                                $      15,438        $       8,260        $     (18,407)          $       5,291
                                                 =============        =============        =============           =============

BASIC AND DILUTED INCOME (LOSS) PER SHARE

Basic:
  Income before extraordinary loss               $        0.13                                                     $        0.07
  Extraordinary loss                                     (0.04)                                                            (0.04)
                                                 -------------                                                     -------------
  Net income                                     $        0.09                                                     $        0.03
                                                 =============                                                     =============
  Weighted average number of shares
    outstanding                                    163,644,016                                                       163,644,016
                                                 =============                                                     =============

Diluted:
  Income before extraordinary loss               $        0.12                                                     $        0.07
  Extraordinary loss                                     (0.04)                                                            (0.04)
                                                 -------------                                                     -------------
  Net income                                     $        0.08                                                     $        0.03
                                                 =============                                                     =============
  Weighted average number of shares
    outstanding                                    183,913,342                                                       183,913,342
                                                 =============                                                     =============

                     OUTDOOR SYSTEMS, INC. AND SUBSIDIARIES

                   UNAUDITED CONDENSED CONSOLIDATED PRO FORMA
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                             (Dollars in thousands)

 (1) The following schedule is presented to reconcile the Vendor and MM Billboard combined financial statements as of December 31, 1997, included elsewhere herein, to the historical amounts included on the pro forma financial statements. The adjustments are necessary to convert the combined financial statements, included elsewhere herein, from MX GAAP to U.S. GAAP and from Ps to $.

                                                                         Adjustment to      US GAAP
                                                         Inflation        Convert to       Amounts in      Conversion  Amount per
                                          MX GAAP       Adjustment(a)      US GAAP           Pesos            Rate (e) Pro Forma
                                        ----------      -------------    -------------    -------------    ----------- ----------
REVENUES                                Ps 305,781       Ps (14,928)      Ps              Ps    290,853       7.96      $ 36,553
                                        ----------       ----------       ----------      -------------                 --------
DIRECT ADVERTISING EXPENSE
  Cost of sales                             81,748           (4,287)         (19,029)(b)         58,432
  Selling                                   50,222           (4,888)                             45,334
                                        ----------       ----------       ----------      -------------
                                           131,970           (9,175)         (19,029)           103,766       7.96        13,041
                                        ----------       ----------       ----------      -------------                 --------
GENERAL AND ADMINISTRATIVE EXPENSES
  Administrative                            62,220           (2,802)                             59,418
  Indemnity payments                         5,116                                                5,116
  Other expenses, net                        4,887               35                               4,922
  Employee profit sharing                                                      3,009(c)           3,111
                                                                                 102(d)
                                        ----------       ----------       ----------      -------------
                                            72,223           (2,767)           3,111             72,567       7.96         9,120
                                        ----------       ----------       ----------      -------------                 --------
DEPRECIATION AND AMORTIZATION EXPENSE        7,934             (201)          17,336(b)          25,069       7.96         3,151
                                        ----------       ----------       ----------      -------------                 --------
FOREIGN CURRENCY TRANSLATION LOSS
  Foreign exchange gain, net                    (1)                                                  (1)
  Loss from monetary position                4,109           (4,109)                                  0
                                        ----------       ----------       ----------      -------------
                                             4,108           (4,109)                                 (1)      7.96            (0)
                                        ----------       ----------       ----------      -------------                 --------
INTEREST INCOME                            (19,315)           1,275                             (18,040)      7.96        (2,267)
                                        ----------       ----------       ----------      -------------                 --------
INTEREST EXPENSE                               206              (12)                                194       7.96            24
                                        ----------       ----------       ----------      -------------                 --------
INCOME TAX EXPENSE                          30,812             (928)          11,687(d)          41,571       7.96         5,224
EMPLOYEE PROFIT SHARING                      3,009                            (3,009)(c)              0
                                        ----------       ----------       ----------      -------------                 --------
NET INCOME                              Ps 74,834        Ps     989       Ps (10,096)     Ps     65,727                 $  8,260
                                        =========        ==========       ==========      =============                 ========

         (a) Adjusts for the effect of inflation recorded in the MX GAAP financial statements.

         (b) Vendor and MM Billboard has historically expensed the costs of constructing the billboard structures whereas the Company capitalizes such costs and depreciates them over the estimated useful life of the asset using the straight-line method. This adjustment conforms the Vendor and MM Billboard accounting policy to that of the Company. See note 15 to the Vendor and MM Billboard combined financial statements.

         (c) To reclassify the employee profit sharing expense to general and administrative expenses.

         (d) Amount represents an adjustment to increase income tax expense and employee profit sharing expense as a result of the difference in calculating these costs for MX GAAP and U.S. GAAP purposes. See note 15 to the Vendor and MM Billboard combined financial statements.

         (e) Represents the average exchange rate during 1997 to convert from Mexican pesos to U.S. dollars.

                                                                         Debit
                                                                       (Credit)
                                                                       --------
(2) Entry records the increase in depreciation expense
    arising from purchase accounting adjustments to
    property, plant and equipment                                      $ 10,894

(3) Entry records the increase in amortization expense
    arising from amortization of the goodwill over
    a period of 30 years                                                    319

(4) Entry records the increase in interest expense on the
    debt issued in connection with the Acquisitions                      16,677


(5) Entry records the income tax effect of pro forma
    adjustments at the statutory rate of 34%                             (9,483)

                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: September 10, 1998

                                          OUTDOOR SYSTEMS, INC.


                                          By:  /s/ Bill M. Beverage
                                               ------------------------
                                               Bill M. Beverage
                                               Chief Financial Officer,
                                               Treasurer and Secretary